As filed with the Securities and Exchange Commission on April 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KEROS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2831	81-1173868
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

99 Hayden Avenue, Suite 120, Building E

Lexington, Massachusetts 02421

Tel: (617) 314-6297

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jasbir Seehra

Chief Executive Officer

Keros Therapeutics, Inc.

99 Hayden Avenue, Suite 120, Building E

Lexington, Massachusetts 02421

Tel: (617) 314-6297

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc A. Recht Ryan S. Sansom Brandon Fenn Esther Cho Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300	Keith Regnante Chief Financial Officer Keros Therapeutics, Inc. 99 Hayden Avenue, Suite 120, Building Lexington, Massachusetts 02421 (617) 314-6297	Peter N. Handrinos Nathan Ajiashvili Latham & Watkins LLP 200 Clarendon Street New York, New York 02116 (617) 948-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-237212)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $0.0001 par value per share	$18,400,000	$2,389

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $92,000,000 on a Registration Statement on Form S-1, as amended (File No. 333-237212), which was declared effective by the Securities and Exchange Commission on April 7, 2020. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $18,400,000 is hereby registered, which includes the additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional common stock, par value $0.0001 per share (the “Common Stock”), of Keros Therapeutics, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-237212) (the “Prior Registration Statement”), which the Commission declared effective on April 7, 2020, and is being filed solely for the purpose of registering additional securities of the same class as were included in the Prior Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares to be offered in the public offering by $18,400,000, which includes additional shares that the underwriters have the option to purchase. The additional shares of Common Stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-237212), filed with the Commission on March 16, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Lexington, Massachusetts, on the 7th day of April, 2020.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Name: Jasbir Seehra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jasbir Seehra Jasbir Seehra, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2020

/s/ Keith Regnante Keith Regnante	Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2020

* Nima Farzan	Director	April 7, 2020

* Carl Gordon, Ph.D., C.F.A.	Director	April 7, 2020

* Tomer Kariv	Director	April 7, 2020

* Julius Knowles	Director	April 7, 2020

* Alon Lazarus, Ph.D.	Director	April 7, 2020

*	Director	April 7, 2020
Ran Nussbaum

*By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Attorney-in-Fact